Exhibit 10.2

DEBT FORGIVENESS AGREEMENT AND CANCELLATION OF NOTE

This DEBT FORGIVENESS AGREEMENT AND CANCELLATION OF NOTE (this “Agreement”) is made effective as of September 2, 2021 by and between Roran Capital LLC (“Roran”) and Waterside Capital Corporation (“WSCC”). WSCC and Roran may be referred to herein individiually as a “Party” and collectively as the “Parties”.

WHEREAS, Roran is the holder of that certain Convertible Promissory Note, dated September 19, 2017 in an amount up to $150,000 in favor of Roran, as amended on June 17, 2019 and December 13, 2019 (the “Note”) under which an aggregate of approximately $186,279 of principal and interest is currently outstanding;

WHEREAS, the Note was issued pursuant to that certain Convertible Loan Agreement, dated September 19, 2017, as amended on June 17, 2019 and December 13, 2019 (the “Loan Agreement”); and

WHEREAS, Roran has determined to forgive the remaining balance of principal and interest due under the Note and to terminate the Loan Agreement, each in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Roran hereby waives, forgives, and cancels all remaining obligations owed by WSCC to Roran under the Note and, in connection therewith, the Note is hereby cancelled, voided, and of no further force or effect. In addition, the Parties agree and acknowledge that the Loan Agreement is hereby terminated, voided and of no further force or effect.

2.	The Parties hereby represent and warrant to each other that this Agreement constitutes the valid and binding obligation of each of the Parties. Furthermore, Roran hereby represents and warrants to WSCC that Roran is the lawful owner and holder of the Note, and that Roran has not transferred, assigned, hypothecated or otherwise conveyed or alienated any of Roran’s right, title, or interest in or to the Note.

3.	This Agreement sets forth the entire agreements between the Parties with respect to the subject matter herein and supersedes all prior agreements and understandings, written and oral between the Parties. This Agreement may not be altered or modified except by a writing signed by both Parties.

4.	The covenants and agreements herein contained shall bind and inure to the benefit of the Parties and their successors and assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

5.	If any of the provisions of this Agreement, or its application to any situation, shall be invalid or unenforceable to any extent, the remainder of this Agreement, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

6.	The captions of this Agreement are for convenience and reference only and no way define, limit or describe the scope or intent of this Agreement.

7.	All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such items as set forth in the Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

Waterside Capital Corporation

By:	/s/ Zindel Zelmanovitch
Name:	Zindel Zelmanovitch
Title:	Chief Executive Officer

Roran Capital LLC

By:	/s/ Yitzhak Zelmanovitch
Name:	Yitzhak Zelmanovitch
Title:	Manager

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